Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Matt Jozwiak (717) 327-2657

Fulton Financial Corporation Announces First Quarter 2024 Results

(April 16, 2024) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $59.4 million, or $0.36 per diluted share, for the first quarter of 2024, a decrease of $2.3 million, or 3.8%, in comparison to the fourth quarter of 2023. Operating net income available to common shareholders for the three months ended March 31, 2024 was $65.4 million, or $0.40 per diluted share(1), a decrease of $3.5 million, or 5.0% in comparison to the fourth quarter of 2023.

“We are pleased with our first quarter results, which are a good start to the year; operating earnings were solid, deposit growth outpaced loan growth during the quarter, net interest margin was in line with our expectations, and asset quality remained stable,” said Curtis J. Myers, Chairman and CEO of Fulton Financial Corporation. "We are focused and making progress on our strategic initiatives.”

Net Interest Income and Balance Sheet

Net interest income for the first quarter of 2024 was $206.9 million, a decrease of $5.1 million in comparison to the fourth quarter of 2023, due to slight decreases in both average interest-earning assets and the net interest margin.

Total average interest-earning assets for the first quarter of 2024 were $25.6 billion, a decrease of $41.0 million from the fourth quarter of 2023 primarily driven by a decrease in average investment securities and average other interest-earning assets of $137.0 million and $18.3 million, respectively, partially offset by an increase in average net loans of $114.3 million.

Total average interest-bearing liabilities increased $347.9 million to $18.9 billion in the first quarter of 2024 in comparison to $18.6 billion in the fourth quarter of 2023. The increase in average interest-bearing liabilities was driven by an increase in the average balance of total interest-bearing deposits and the average balance of borrowings and other interest-bearing liabilities of $281.2 million and $66.6 million, respectively.

(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.

The net interest margin for the first quarter of 2024 decreased four basis points to 3.32% in comparison to 3.36% in the fourth quarter of 2023. The decrease was primarily due to an increase in the rate on average interest-bearing deposits and a shift in the funding mix from noninterest-bearing demand deposits to interest-bearing deposits, partially offset by higher loan yields and a lower rate on average borrowings and other interest-bearing liabilities.

A seven basis point increase in the yield on average net loans and an increase in the average balance of net loans of $114.3 million in the first quarter of 2024 drove an increase in interest income of $1.5 million to $339.7 million in comparison to $338.1 million in the fourth quarter of 2023.

Interest expense on interest-bearing liabilities for the first quarter of 2024 increased by $6.6 million to $132.7 million in comparison to $126.1 million in the fourth quarter of 2023. The linked-quarter increase in interest expense in the first quarter of 2024 was primarily due to an increase in the rate on average interest-bearing deposits of 16 basis points, a decline of $379.0 million in the average balance of noninterest-bearing deposits and an increase in the average balance of interest-bearing deposits of $281.2 million in comparison to the fourth quarter of 2023, partially offset by a decrease in the rate on borrowings and other interest-bearing liabilities of 12 basis points.

For the first quarter of 2024, net interest income was $206.9 million, a decrease of $8.7 million, or 4.0%, in comparison to the first quarter of 2023. Interest income for the first quarter of 2024 increased by $49.8 million to $339.7 million in comparison to $289.8 million in the first quarter of 2023, primarily driven by rising interest rates resulting in an increase in interest income from net loans of $50.6 million.

Total average interest-earning assets for the first quarter of 2024 increased by $357.0 million from the first quarter of 2023. Average net loans for the first quarter of 2024 were $21.4 billion, an increase of $0.9 billion from the same period in 2023. Compared to the first quarter of 2023, average investment securities decreased $305.9 million and average other interest-earning assets decreased $244.1 million in the first quarter of 2024.

Total average interest-bearing liabilities for the first quarter of 2024 increased $1.9 billion to $18.9 billion in comparison to $17.0 billion in the first quarter of 2023, driven by an increase in the average balance of total interest-bearing deposits of $2.4 billion, partially offset by a decrease in the average balance of borrowings and other interest-bearing liabilities of $0.5 billion.

Increases in the average balance of net loans of $0.9 billion and yields on net loans of 69 basis points in the first quarter of 2024 compared to the first quarter of 2023 each contributed to the increase in interest income.

Interest expense on interest-bearing liabilities for the first quarter of 2024 increased by $58.5 million to $132.7 million in comparison to $74.2 million in the first quarter of 2023, primarily driven by rising interest rates resulting in an increase to interest expense from interest-bearing deposits of $62.0 million. A decrease in the average balance of noninterest-bearing deposits of $1.6 billion and an increase in the average balance of interest-bearing deposits of $2.4 billion, in the first quarter of 2024 in comparison to the first quarter of 2023 also contributed to the increase in interest expense.

Asset Quality

The provision for credit losses was $10.9 million in the first quarter of 2024 compared to $9.8 million in the fourth quarter of 2023 and $24.5 million in the first quarter of 2023. The provision for credit losses of $10.9 million recorded in the first quarter of 2024 was primarily due to net charge-offs of $8.6 million and loan growth.

Non-performing assets were $156.4 million, or 0.57% of total assets, at March 31, 2024, in comparison to $154.2 million, or 0.56% of total assets, at December 31, 2023, and $167.9 million, or 0.62% of total assets, at March 31, 2023.

Net charge-offs for the first quarter of 2024 were 0.16% of total average loans in comparison to 0.15% and 0.27% in the fourth quarter of 2023 and the first quarter of 2023, respectively.

Non-interest Income

Non-interest income before investment securities gains (losses) in the first quarter of 2024 was $57.1 million, a decrease of $3.0 million, or 5.0%, from the fourth quarter of 2023. The decrease in non-interest income was due to a $2.0 million decrease in commercial customer interest rate swap fee income, reflected in capital markets, a $2.2 million decrease in other non-interest income (including a $0.9 million decrease in income from equity method investments and a $1.0 million net change from market movements in our commercial customer interest rate swap program resulting from the reference rate transition from the London Inter-Bank Offered Rate ("LIBOR") to the Secured Overnight Financing Rate ("SOFR")). These decreases were partially offset by increases in wealth management revenues due to an increase in assets under management and mortgage banking income due to higher loan sales volumes and higher spreads.

Compared to the first quarter of 2023, non-interest income before investment securities gains (losses) increased $5.4 million, or 10.5%, from $51.7 million. The increase in non-interest income was primarily due to increases of $2.1 million in wealth management revenues due to an increase in assets under management, $1.3 million in commercial banking income, $1.1 million in mortgage banking income and $0.5 million in consumer banking income. The increase in commercial banking income was primarily due to increases of $0.8 million in cash management fee income and $0.3 million in gains on sale from Small Business Administration loans, reflected in other commercial banking income. The increase in mortgage banking income was driven by higher loan sale volumes and higher spreads.
Non-interest Expense

Non-interest expense was $177.6 million in the first quarter of 2024, a decrease of $3.0 million, or 1.6%, compared to $180.6 million in the fourth quarter of 2023. The decrease was primarily due to a

$5.0 million decrease in FDIC insurance expense, which included special assessment charges of $1.0 million in the first quarter of 2024 and $6.5 million in the fourth quarter of 2023, assessed to recover the loss to the Deposit Insurance Fund in connection with the closures of certain banks in 2023. The decrease was partially offset by an increase in FultonFirst implementation costs and loss on asset disposals of $3.1 million. The FultonFirst implementation costs and loss on asset disposals of $6.3 million in the first quarter of 2024 included a $3.6 million loss on disposal of assets, reflected in other non-interest expense, $2.5 million of consulting service expense, included in other outside services, and $0.2 million of severance expense, reflected in salaries and employee benefits expense. The FultonFirst implementation costs and loss on asset disposals of $3.2 million in the fourth quarter of 2023 included $2.6 million of consulting services, reflected in other outside services, and $0.6 million of severance expense, included in salaries and employee benefits expense.

Excluding FultonFirst implementation costs and loss on asset disposals, and FDIC expense noted above in the first quarter of 2024 and the fourth quarter of 2023, non-interest expense decreased $0.5 million, or 0.3%, compared to the fourth quarter of 2023, largely due to decreases in marketing expense of $1.6 million and salaries and employee benefits expense of $1.4 million, partially offset by increases in snow removal costs of $1.1 million, included in net occupancy expense, $0.7 million in data processing and software expense and a debt extinguishment gain of $0.7 million recorded in the fourth quarter of 2023. The $1.6 million decrease in marketing expense was the result of higher costs incurred in the fourth quarter of 2023 related to a targeted customer deposit acquisition program and brand marketing campaigns in growth markets. The $1.4 million decrease in salaries and benefits expense was primarily due to a decrease in healthcare costs and variable incentive expenses, partially offset by an increase in payroll taxes due to the reset of payroll tax caps.

Compared to the first quarter of 2023, excluding the FultonFirst implementation costs and loss on asset disposals of $6.3 million discussed above, non-interest expense increased $11.7 million, or 7.3%. The increase was primarily due to increases of $6.0 million in salaries and employee benefits expense, $1.9 million in data processing and software expense primarily due to technology investments made in 2023, $1.7 million in net occupancy expense driven by snow removal costs, $1.3 million in FDIC insurance, which includes the $1.0 million special assessment charge noted above, and $0.7 million in other outside services expense. The $6.0 million increase in salaries and benefits expense was primarily due to merit increases and healthcare costs.

Income Tax Expense

For the first quarter of 2024 the effective tax rate was 18.0% in comparison to 18.5% for the full-year of 2023.

Additional information on Fulton is available on the Internet at www.fultonbank.com.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
Ending Balances
Investment securities	$3,783,392	$3,666,274	$3,698,601	$3,867,334	$3,950,101
Net loans	21,444,483	21,351,094	21,177,508	21,044,685	20,670,188
Total assets	27,642,957	27,571,915	27,375,177	27,403,163	27,112,176
Deposits	21,741,950	21,537,623	21,421,589	21,206,540	21,316,584
Shareholders' equity	2,757,679	2,760,139	2,566,693	2,642,152	2,618,998

Average Balances
Investment securities	3,672,844	3,665,261	3,834,824	3,916,130	3,964,615
Net loans	21,370,033	21,255,779	21,121,277	20,866,235	20,463,096
Total assets	27,427,626	27,397,671	27,377,836	27,235,567	26,900,653
Deposits	21,378,754	21,476,548	21,357,295	21,207,143	20,574,323
Shareholders' equity	2,766,945	2,618,024	2,645,977	2,647,464	2,613,316

Income Statement
Net interest income	206,937	212,006	213,842	212,852	215,587
Provision for credit losses	10,925	9,808	9,937	9,747	24,544
Non-interest income	57,140	59,378	55,961	60,585	51,753
Non-interest expense	177,600	180,552	171,020	168,018	159,616
Income before taxes	75,552	81,024	88,846	95,672	83,180
Net income available to common shareholders	59,379	61,701	69,535	77,045	65,752
Pre-provision net revenue(1)	94,184	100,050	102,342	106,495	108,375

Per Share
Net income available to common shareholders (basic)	$0.36	$0.38	$0.42	$0.46	$0.39
Net income available to common shareholders (diluted)	$0.36	$0.37	$0.42	$0.46	$0.39
Operating net income available to common shareholders(1)	$0.40	$0.42	$0.43	$0.47	$0.39
Cash dividends	$0.17	$0.17	$0.16	$0.16	$0.15
Common shareholders' equity	$15.82	$15.67	$14.47	$14.75	$14.67
Common shareholders' equity (tangible)(1)	$12.37	$12.25	$11.05	$11.36	$11.26
Weighted average shares (basic)	162,706	163,975	164,566	165,854	166,605
Weighted average shares (diluted)	164,520	165,650	166,023	167,191	168,401

(1) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
Asset Quality
Net charge-offs to average loans	0.16%	0.15%	0.10%	0.04%	0.27%
Non-performing loans to total net loans	0.73%	0.72%	0.67%	0.70%	0.80%
Non-performing assets to total assets	0.57%	0.56%	0.52%	0.55%	0.62%
ACL - loans(1) to total loans	1.39%	1.37%	1.38%	1.37%	1.35%
ACL - loans(1) to non-performing loans	191%	191%	208%	195%	169%

Profitability
Return on average assets	0.91%	0.93%	1.04%	1.17%	1.03%
Operating return on average assets(2)	1.00%	1.03%	1.08%	1.18%	1.04%
Return on average common shareholders' equity	9.28%	10.09%	11.25%	12.59%	11.02%
Operating return on average common shareholders' equity (tangible)(2)	13.08%	14.68%	15.17%	16.52%	14.46%
Net interest margin	3.32%	3.36%	3.40%	3.40%	3.53%
Efficiency ratio(2)	63.2%	62.0%	61.5%	60.1%	58.5%
Non-interest expense to total average assets	2.60%	2.61%	2.48%	2.47%	2.41%
Operating non-interest expense to total average assets(2)	2.49%	2.47%	2.47%	2.46%	2.40%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	7.4%	7.4%	6.8%	7.0%	7.0%
Tier 1 leverage ratio	9.4%	9.5%	9.4%	9.3%	9.2%
Common equity Tier 1 capital ratio	10.2%	10.3%	10.3%	10.1%	9.8%
Tier 1 risk-based capital ratio	11.0%	11.2%	11.1%	11.0%	10.6%
Total risk-based capital ratio	13.9%	14.0%	14.0%	13.8%	13.4%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of March 31, 2024 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
ASSETS
Cash and due from banks	$247,581	$300,343	$304,042	$123,779	$129,003
Other interest-earning assets	231,389	373,772	222,781	505,141	545,355
Loans held for sale	10,624	15,158	20,368	14,673	6,507
Investment securities	3,783,392	3,666,274	3,698,601	3,867,334	3,950,101
Net loans	21,444,483	21,351,094	21,177,508	21,044,685	20,670,188
Less: ACL - loans(1)	(297,888)	(293,404)	(292,739)	(287,442)	(278,695)
Loans, net	21,146,595	21,057,690	20,884,769	20,757,243	20,391,493
Net premises and equipment	213,541	222,881	215,626	216,322	216,059
Accrued interest receivable	107,089	107,972	101,624	96,991	90,267
Goodwill and intangible assets	560,114	560,687	561,284	561,885	563,502
Other assets	1,342,632	1,267,138	1,366,082	1,259,795	1,219,889
Total Assets	$27,642,957	$27,571,915	$27,375,177	$27,403,163	$27,112,176
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$21,741,950	$21,537,623	$21,421,589	$21,206,540	$21,316,584
Borrowings	2,296,040	2,487,526	2,370,112	2,719,114	2,446,770
Other liabilities	847,288	786,627	1,016,783	835,357	729,824
Total Liabilities	24,885,278	24,811,776	24,808,484	24,761,011	24,493,178
Shareholders' equity	2,757,679	2,760,139	2,566,693	2,642,152	2,618,998
Total Liabilities and Shareholders' Equity	$27,642,957	$27,571,915	$27,375,177	$27,403,163	$27,112,176

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$8,252,117	$8,127,728	$8,106,300	$7,846,861	$7,746,920
Commercial and industrial	4,467,589	4,545,552	4,577,334	4,599,759	4,596,096
Real estate - residential mortgage	5,395,720	5,325,923	5,279,681	5,147,262	4,880,919
Real estate - home equity	1,040,335	1,047,184	1,045,438	1,061,891	1,074,712
Real estate - construction	1,249,199	1,239,075	1,078,263	1,308,564	1,326,754
Consumer	698,421	729,318	743,976	763,530	730,775
Leases and other loans(2)	341,102	336,314	346,516	316,818	314,012
Total Net Loans	$21,444,483	$21,351,094	$21,177,508	$21,044,685	$20,670,188
Deposits, by type:
Noninterest-bearing demand	$5,086,514	$5,314,094	$5,575,374	$5,865,855	$6,403,484
Interest-bearing demand	5,521,017	5,722,695	5,757,487	5,543,320	5,478,237
Savings	6,846,038	6,616,901	6,707,729	6,646,448	6,579,806
Total demand and savings	17,453,569	17,653,690	18,040,590	18,055,623	18,461,527
Brokered	1,152,427	1,144,692	941,059	949,259	960,919
Time	3,135,954	2,739,241	2,439,940	2,201,658	1,894,138
Total Deposits	$21,741,950	$21,537,623	$21,421,589	$21,206,540	$21,316,584
Borrowings, by type:
Federal funds purchased	$—	$240,000	$544,000	$555,000	$525,000
Federal Home Loan Bank advances	900,000	1,100,000	730,000	1,165,000	747,000
Senior debt and subordinated debt	535,566	535,384	540,174	539,994	539,814
Other borrowings	860,474	612,142	555,938	459,120	634,956
Total Borrowings	$2,296,040	$2,487,526	$2,370,112	$2,719,114	$2,446,770

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
Net Interest Income:
Interest income	$339,666	$338,134	$330,371	$314,912	$289,820
Interest expense	132,729	126,128	116,529	102,060	74,233
Net Interest Income	206,937	212,006	213,842	212,852	215,587
Provision for credit losses	10,925	9,808	9,937	9,747	24,544
Net Interest Income after Provision	196,012	202,198	203,905	203,105	191,043
Non-Interest Income:
Wealth management	20,155	19,388	19,413	18,678	18,062
Commercial banking:
Merchant and card	6,808	7,045	7,626	7,700	6,834
Cash management	6,305	6,030	5,960	5,835	5,515
Capital markets	2,341	4,258	2,960	6,092	2,344
Other commercial banking	3,375	3,447	3,176	3,518	2,820
Total commercial banking	18,829	20,780	19,722	23,145	17,513
Consumer banking:
Card	6,628	6,739	6,770	6,592	6,243
Overdraft	2,786	2,991	2,996	2,696	2,733
Other consumer banking	2,254	2,357	2,407	2,432	2,241
Total consumer banking	11,668	12,087	12,173	11,720	11,217
Mortgage banking	3,090	2,288	3,190	2,940	1,970
Other	3,398	5,587	1,463	4,106	2,968
Non-interest income before investment securities gains (losses)	57,140	60,130	55,961	60,589	51,730
Investment securities gains (losses), net	—	(752)	—	(4)	23
Total Non-Interest Income	57,140	59,378	55,961	60,585	51,753
Non-Interest Expense:
Salaries and employee benefits	95,481	97,275	96,757	94,102	89,283
Data processing and software	17,661	16,985	16,914	16,776	15,796
Net occupancy	16,149	14,647	14,561	14,374	14,438
Other outside services	13,283	14,670	12,094	10,834	10,126
FDIC insurance	6,104	11,138	4,738	4,895	4,795
Equipment	4,040	3,995	3,475	3,530	3,389
Professional fees	2,088	2,302	1,869	1,829	2,392
Marketing	1,912	3,550	1,913	1,655	1,886
Intangible amortization	573	597	601	1,072	674
Other	20,309	15,393	18,098	18,951	16,837
Total Non-Interest Expense	177,600	180,552	171,020	168,018	159,616
Income Before Income Taxes	75,552	81,024	88,846	95,672	83,180
Income tax expense	13,611	16,761	16,749	16,065	14,866
Net Income	61,941	64,263	72,097	79,607	68,314
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)
Net Income Available to Common Shareholders	$59,379	$61,701	$69,535	$77,045	$65,752

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
PER SHARE:
Net income available to common shareholders (basic)	$0.36	$0.38	$0.42	$0.46	$0.39
Net income available to common shareholders (diluted)	$0.36	$0.37	$0.42	$0.46	$0.39
Cash dividends	$0.17	$0.17	$0.16	$0.16	$0.15

Weighted average shares (basic)	162,706	163,975	164,566	165,854	166,605
Weighted average shares (diluted)	164,520	165,650	166,023	167,191	168,401

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$21,370,033	$313,882	5.90%	$21,255,779	$311,992	5.83%	$20,463,096	$263,065	5.21%
Investment securities(3)	3,983,753	27,048	2.71%	4,120,750	27,227	2.64%	4,289,643	27,522	2.60%
Other interest-earning assets	249,079	3,328	5.36%	267,329	3,464	5.17%	493,130	3,648	3.00%
Total Interest-Earning Assets	25,602,865	344,258	5.40%	25,643,858	342,683	5.31%	25,245,869	294,235	4.73%

Noninterest-earning assets:
Cash and due from banks	282,895			282,614			141,254
Premises and equipment	223,375			219,994			223,025
Other assets	1,614,746			1,545,535			1,563,806
Less: ACL - loans(4)	(296,255)			(294,330)			(273,301)
Total Assets	$27,427,626			$27,397,671			$26,900,653

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$5,596,725	$20,500	1.47%	$5,723,169	$20,737	1.44%	$5,326,566	$8,455	0.64%
Savings deposits	6,669,228	38,797	2.34%	6,682,512	38,239	2.27%	6,469,468	20,535	1.29%
Brokered deposits	1,083,382	14,655	5.44%	1,051,369	14,078	5.31%	439,670	5,173	4.77%
Time deposits	2,968,344	29,622	4.01%	2,579,400	23,575	3.63%	1,696,878	7,458	1.78%
Total Interest-Bearing Deposits	16,317,679	103,574	2.55%	16,036,450	96,629	2.39%	13,932,582	41,621	1.21%

Borrowings and other interest-bearing liabilities	2,608,376	29,155	4.46%	2,541,727	29,499	4.58%	3,058,684	32,613	4.32%
Total Interest-Bearing Liabilities	18,926,055	132,729	2.82%	18,578,177	126,128	2.69%	16,991,266	74,234	1.78%

Noninterest-bearing liabilities:
Demand deposits	5,061,075			5,440,098			6,641,741
Other noninterest-bearing liabilities	673,551			761,372			654,330
Total Liabilities	24,660,681			24,779,647			24,287,337
Total Deposits	21,378,754		1.95%	21,476,548		1.79%	20,574,323		0.82%
Total interest-bearing liabilities and non-interest bearing deposits	23,987,130		2.22%	24,018,275		2.08%	23,633,007		1.27%

Shareholders' equity	2,766,945			2,618,024			2,613,316
Total Liabilities and Shareholders' Equity	$27,427,626			$27,397,671			$26,900,653

Net interest income/net interest margin (fully taxable equivalent)		211,529	3.32%		216,555	3.36%		220,001	3.53%
Tax equivalent adjustment		(4,592)			(4,549)			(4,414)
Net Interest Income		$206,937			$212,006			$215,587

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for available for sale ("AFS") securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED):
(dollars in thousands)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
Loans, by type:
Real estate - commercial mortgage	$8,166,018	$8,090,627	$7,912,801	$7,775,436	$7,720,975
Commercial and industrial	4,517,179	4,579,441	4,611,376	4,629,919	4,565,923
Real estate - residential mortgage	5,353,905	5,303,632	5,209,105	5,008,295	4,790,868
Real estate - home equity	1,039,321	1,043,753	1,045,806	1,066,615	1,086,032
Real estate - construction	1,240,640	1,153,601	1,254,577	1,306,286	1,276,145
Consumer	721,523	746,011	761,273	763,407	721,248
Leases and other loans(1)	331,447	338,714	326,339	316,277	301,905
Total Net Loans	$21,370,033	$21,255,779	$21,121,277	$20,866,235	$20,463,096

Deposits, by type:
Noninterest-bearing demand	$5,061,075	$5,440,098	$5,672,411	$6,021,091	$6,641,741
Interest-bearing demand	5,596,725	5,723,169	5,740,229	5,535,669	5,326,566
Savings	6,669,228	6,682,512	6,676,792	6,632,572	6,469,468
Total demand and savings	17,327,028	17,845,779	18,089,432	18,189,332	18,437,775
Brokered	1,083,382	1,051,369	937,657	954,773	439,670
Time	2,968,344	2,579,400	2,330,206	2,063,038	1,696,878
Total Deposits	$21,378,754	$21,476,548	$21,357,295	$21,207,143	$20,574,323

Borrowings, by type:
Federal funds purchased	$173,659	$446,707	$634,163	$679,401	$505,142
Federal Home Loan Bank advances	902,890	760,087	793,098	880,811	1,261,589
Senior debt and subordinated debt	535,479	539,186	540,086	539,906	539,726
Other borrowings and other interest-bearing liabilities	996,348	795,747	723,740	690,742	752,227
Total Borrowings	$2,608,376	$2,541,727	$2,691,087	$2,790,860	$3,058,684

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
Allowance for credit losses related to net loans:
Balance at beginning of period	$293,404	$292,739	$287,442	$278,695	$269,366

Loans charged off:
Real estate - commercial mortgage	(26)	(3,547)	(860)	(230)	(13,362)
Commercial and industrial	(7,632)	(3,397)	(3,220)	(2,017)	(612)
Real estate - residential mortgage	(251)	—	—	(62)	—
Consumer and home equity	(2,238)	(2,192)	(1,803)	(1,313)	(2,206)
Real estate - construction	—	—	—	—	—
Leases and other loans(1)	(805)	(1,096)	(1,396)	(1,165)	(723)
Total loans charged off	(10,952)	(10,232)	(7,279)	(4,787)	(16,903)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	152	160	101	29	786
Commercial and industrial	1,248	779	620	988	1,086
Real estate - residential mortgage	116	278	37	58	48
Consumer and home equity	676	555	1,023	959	661
Real estate - construction	—	87	—	569	202
Leases and other loans(1)	162	374	400	213	116
Recoveries of loans previously charged off	2,354	2,233	2,181	2,816	2,899
Net loans charged off	(8,598)	(7,999)	(5,098)	(1,971)	(14,004)
Provision for credit losses	13,082	8,664	10,395	10,718	23,333
Balance at end of period	$297,888	$293,404	$292,739	$287,442	$278,695
Net charge-offs to average loans	0.16%	0.15%	0.10%	0.04%	0.27%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses	$(2,157)	$1,144	$(458)	$(971)	$1,211

NON-PERFORMING ASSETS:
Non-accrual loans	$129,628	$121,620	$113,022	$123,280	$134,303
Loans 90 days past due and accruing	26,521	31,721	27,962	24,415	30,336
Total non-performing loans	156,149	153,341	140,984	147,695	164,639
Other real estate owned	277	896	2,549	3,881	3,304
Total non-performing assets	$156,426	$154,237	$143,533	$151,576	$167,943

NON-PERFORMING LOANS, BY TYPE:
Real estate - commercial mortgage	$47,891	$46,527	$44,058	$55,048	$61,322
Commercial and industrial	44,118	41,020	33,365	30,588	33,555
Real estate - residential mortgage	40,685	42,029	40,560	39,157	46,576
Consumer and home equity	10,172	10,878	11,580	10,469	8,983
Real estate - construction	3,148	2,876	677	1,099	1,509
Leases and other loans(1)	10,135	10,011	10,744	11,334	12,694
Total non-performing loans	$156,149	$153,341	$140,984	$147,695	$164,639

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
Operating net income available to common shareholders
Net income available to common shareholders	$59,379	$61,701	$69,535	$77,045	$65,752
Plus: Core deposit intangible amortization	441	441	441	912	514
Plus: Interest rate derivative transition valuation(1)	(151)	(1,102)	2,958	—	—
Plus: FDIC special assessment	956	6,494	—	—	—
Plus: FultonFirst implementation and asset disposals	6,329	3,197	—	—	—
Less: Tax impact of adjustments	(1,591)	(1,896)	(714)	(192)	(108)
Operating net income available to common shareholders (numerator)	$65,363	$68,835	$72,220	$77,765	$66,158

Weighted average shares (diluted) (denominator)	164,520	165,650	166,023	167,191	168,401

Operating net income available to common shareholders, per share (diluted)	$0.40	$0.42	$0.43	$0.47	$0.39

Common shareholders' equity (tangible), per share
Shareholders' equity	$2,757,679	$2,760,139	$2,566,693	$2,642,152	$2,618,998
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(560,114)	(560,687)	(561,284)	(561,885)	(563,502)
Tangible common shareholders' equity (numerator)	$2,004,687	$2,006,574	$1,812,531	$1,887,389	$1,862,618

Shares outstanding, end of period (denominator)	162,087	163,801	164,084	166,097	165,396

Common shareholders' equity (tangible), per share	$12.37	$12.25	$11.05	$11.36	$11.26

Operating return on average assets
Net income	$61,941	$64,263	$72,097	$79,607	$68,314
Plus: Core deposit intangible amortization	441	441	441	912	514
Plus: Interest rate derivative transition valuation(1)	(151)	(1,102)	2,958	—	—
Plus: FDIC special assessment	956	6,494	—	—	—
Plus: FultonFirst implementation and asset disposals	6,329	3,197	—	—	—
Less: Tax impact of adjustments	(1,591)	(1,896)	(714)	(192)	(108)
Operating net income (numerator)	$67,925	$71,397	$74,782	$80,327	$68,720

Total average assets	$27,427,626	$27,397,671	$27,377,836	$27,235,567	$26,900,653
Less: Average net core deposit intangible	(4,666)	(5,106)	(5,548)	(6,417)	(6,937)
Total operating average assets (denominator)	$27,422,960	$27,392,565	$27,372,288	$27,229,150	$26,893,716

Operating return on average assets	1.00%	1.03%	1.08%	1.18%	1.04%

(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
Operating return on average common shareholders' equity (tangible)
Net income available to common shareholders	$59,379	$61,701	$69,535	$77,045	$65,752
Plus: Intangible amortization	573	597	601	1,072	674
Plus: Interest rate derivative transition valuation(1)	(151)	(1,102)	2,958	—	—
Plus: FDIC special assessment	956	6,494	—	—	—
Plus: FultonFirst implementation and asset disposals	6,329	3,197	—	—	—
Less: Tax impact of adjustments	(1,618)	(1,929)	(747)	(225)	(142)
Adjusted net income available to common shareholders (numerator)	$65,468	$68,958	$72,347	$77,892	$66,284

Average shareholders' equity	$2,766,945	$2,618,024	$2,645,977	$2,647,464	$2,613,316
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(560,393)	(560,977)	(561,578)	(563,146)	(561,744)
Average tangible common shareholders' equity (denominator)	$2,013,674	$1,864,169	$1,891,521	$1,891,440	$1,858,694

Operating return on average common shareholders' equity (tangible)	13.08%	14.68%	15.17%	16.52%	14.46%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$2,757,679	$2,760,139	$2,566,693	$2,642,152	$2,618,998
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(560,114)	(560,687)	(561,284)	(561,885)	(563,502)
Tangible common shareholders' equity (numerator)	$2,004,687	$2,006,574	$1,812,531	$1,887,389	$1,862,618

Total assets	$27,642,957	$27,571,915	$27,375,177	$27,403,163	$27,112,176
Less: Goodwill and intangible assets	(560,114)	(560,687)	(561,284)	(561,885)	(563,502)
Total tangible assets (denominator)	$27,082,843	$27,011,228	$26,813,893	$26,841,278	$26,548,674

Tangible common equity to tangible assets	7.40%	7.43%	6.76%	7.03%	7.02%

Efficiency ratio
Non-interest expense	$177,600	$180,552	$171,020	$168,018	$159,616
Less: FDIC special assessment	(956)	(6,494)	—	—	—
Less: FultonFirst implementation and asset disposals	(6,329)	(3,197)	—	—	—
Less: Intangible amortization	(573)	(597)	(601)	(1,072)	(674)
Less: Debt extinguishment	—	720	—	—	—
Non-interest expense (numerator)	$169,742	$170,984	$170,419	$166,946	$158,942

Net interest income	$206,937	$212,006	$213,842	$212,852	$215,587
Tax equivalent adjustment	4,592	4,549	4,442	4,405	4,414
Plus: Total non-interest income	57,140	59,378	55,961	60,585	51,753
Plus: Interest rate derivative transition valuation(1)	(151)	(1,102)	2,958	—	—
Less: Investment securities (gains) losses, net	—	752	—	4	(23)
Total revenue (denominator)	$268,518	$275,583	$277,203	$277,846	$271,731

Efficiency ratio	63.2%	62.0%	61.5%	60.1%	58.5%

(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2024	2023	2023	2023	2023
Operating non-interest expense to total average assets
Non-interest expense	$177,600	$180,552	$171,020	$168,018	$159,616
Less: Intangible amortization	(573)	(597)	(601)	(1,072)	(674)
Less: FDIC special assessment	(956)	(6,494)	—	—	—
Less: FultonFirst implementation and asset disposals	(6,329)	(3,197)	—	—	—
Non-interest expense (numerator)	$169,742	$170,264	$170,419	$166,946	$158,942

Total average assets (denominator)	$27,427,626	$27,397,671	$27,377,836	$27,235,567	$26,900,653

Operating non-interest expenses to total average assets	2.49%	2.47%	2.47%	2.46%	2.40%

Pre-provision net revenue
Net interest income	$206,937	$212,006	$213,842	$212,852	$215,587
Non-interest income	57,140	59,378	55,961	60,585	51,753
Plus: Interest rate derivative transition valuation(1)	(151)	(1,102)	2,958	—	—
Less: Investment securities (gains) losses, net	—	752	—	4	(23)
Total revenue	$263,926	$271,034	$272,761	$273,441	$267,317

Non-interest expense	$177,600	$180,552	$171,020	$168,018	$159,616
Less: Intangible amortization	(573)	(597)	(601)	(1,072)	(674)
Less: FDIC special assessment	(956)	(6,494)	—	—	—
Less: FultonFirst implementation and asset disposals	(6,329)	(3,197)	—	—	—
Less: Debt extinguishment	—	720	—	—	—
Total non-interest expense	$169,742	$170,984	$170,419	$166,946	$158,942

Pre-provision net revenue	$94,184	$100,050	$102,342	$106,495	$108,375

(1) Resulting from the reference rate transition from LIBOR to SOFR in the Corporation's commercial customer interest rate swap program.
Note: numbers in this report may not sum due to rounding.